Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including additional amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Neutron Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 7th day of July, 2026.
LUNATE CAPITAL LIMITED

By: /s/ Khalifa Sultan Sultan Hazim Alsuwaidi
Name/Title: Khalifa Sultan Sultan Hazim Alsuwaidi / Director

Date: 07/07/2026
SAPPHIRE DIRECT HOLDINGS RSC LTD

By: /s/ Jason Loveless
Name/Title: Jason Loveless / Director

Date: 07/07/2026
LUNATE LEGACY II LP

By: /s/ Khalifa Sultan Sultan Hazim Alsuwaidi
Name/Title: Khalifa Sultan Sultan Hazim Alsuwaidi / Director

Date: 07/07/2026
LUNATE LEGACY II (GP) SPV LTD

By: /s/ Khalifa Sultan Sultan Hazim Alsuwaidi
Name/Title: Khalifa Sultan Sultan Hazim Alsuwaidi / Director

Date: 07/07/2026
LUNATE HOLDING RSC LTD

By: /s/ Syed Basar Shueb Syed Shueb
Name/Title: Syed Basar Shueb Syed Shueb / Director

Date: 07/07/2026
CHIMERA INVESTMENT LLC

By: /s/ Syed Basar Shueb Syed Shueb
Name/Title: Syed Basar Shueb Syed Shueb / Director

Date: 07/07/2026